EXHIBIT 99.1
[CENVEO LOGO]

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FOR IMMEDIATE RELEASE                              INVESTORS:
                                                   Michel P. Salbaing
                                                   Senior Vice President & CFO
                                                   Cenveo, Inc.
                                                   303-790-8023
                                                   michel.salbaing@cenveo.com

                                                   MEDIA:
                                                   Kathy Hedin
                                                   Director of Communications
                                                   Cenveo, Inc.
                                                   303-566-7494
                                                   Abernathy MacGregor
                                                   Rhonda Barnat/Patrick Linehan
                                                   212-371-5999

                    CENVEO TO EVALUATE STRATEGIC ALTERNATIVES

                    ADOPTS RIGHTS PLAN AND BY-LAW AMENDMENTS



ENGLEWOOD, Co., April 18, 2005 - Cenveo(TM) Inc. (NYSE: CVO) today announced that it has retained Rothschild Inc. to assist the Board in a thorough evaluation of its strategic alternatives. The law firms of Wachtell, Lipton, Rosen & Katz and Hogan & Hartson, L.L.P. have also been retained to advise in connection with the review of strategic alternatives. The Board said today that while it will review all options in consultation with its advisors, there can be no assurance of any particular outcome.

Susan Rheney, Chairman of Cenveo, said: "The Board has taken this action after much careful deliberation. While the Board works with its outside advisors, the Cenveo management team will continue to focus on meeting the needs of our customers and business partners, implementing steps aimed at improving our strategic, operating and financial performance and, in turn, achieving our number-one goal: building value for all shareholders."

The Company said previously that it continues its process to appoint a new chief executive officer to replace current CEO Paul Reilly who announced his resignation in January. The Company had previously stated that the roles of the new chief executive and chairman will be separate to reflect good corporate governance.

Cenveo's Board of Directors has also authorized the adoption of a Shareholder Rights Plan and declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of Cenveo common stock. The Rights Plan is intended to enable Cenveo and its Board of

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Directors to ensure that the evaluation of alternatives being undertaken by the
Board is carried out without the threat of an immediate acquisition of a controlling or dominating interest in the Company by a person or group on terms not available to all shareholders or where a better alternative may be available, to guard against coercive tactics by shareholders seeking to acquire control of Cenveo, and to ensure that all Cenveo shareholders are able to realize the long-term value of their investment in the Company. The adoption of the Rights Plan will not and is not intended to prevent a change of control of the Company. A description of the Rights Plan is included in the Company's SEC filings on the Company's Web site at http://www.cenveo.com.

In addition, the Board has adopted amendments to the Company's by-laws, clarifying certain mechanics for setting the date, time and place of special meetings of shareholders, and the requirements for submission of matters to be considered at any such special meeting. The amendments to the Company's by-laws are included in the Company's SEC filings on the Company's Web site at http://www.cenveo.com.

The Board of Directors also adopted broad-based severance plans for certain employees which provide for severance benefits commensurate with past practice, and approved entering into change of control severance agreements with certain recently hired or promoted officers who have not yet received the agreements provided to other officers of the Company.

                                      * * *

ABOUT CENVEO, INC.

Cenveo, Inc. (NYSE: CVO), www.cenveo.com, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The Company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The Company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In 2004 and 2005, Cenveo was voted among Fortune Magazine's Most Admired Companies in the printing and publishing category and has consistently earned one of the highest Corporate Governance Quotients by Institutional Shareholder Services. The Company is headquartered in Englewood, Colorado.

Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.

FORWARD-LOOKING STATEMENTS

STATEMENTS MADE IN THIS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL FINANCIAL INFORMATION, MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION: (1) GENERAL ECONOMIC, BUSINESS AND LABOR CONDITIONS, (2) THE ABILITY TO IMPLEMENT THE COMPANY'S STRATEGIC INITIATIVES, (3) THE ABILITY TO REGAIN PROFITABILITY AFTER SUBSTANTIAL LOSSES IN 2002 AND 2001 AND IN THE FIRST QUARTER OF 2004, (4) THE MAJORITY OF COMPANY'S SALES ARE NOT SUBJECT TO LONG-TERM CONTRACTS, (5) THE INDUSTRY IS EXTREMELY COMPETITIVE DUE TO OVER CAPACITY, (6) THE IMPACT OF THE INTERNET AND OTHER ELECTRONIC MEDIA ON THE DEMAND FOR ENVELOPES AND PRINTED MATERIAL, (7) POSTAGE RATES AND OTHER CHANGES IN THE DIRECT MAIL INDUSTRY, (8) ENVIRONMENTAL LAWS MAY AFFECT THE COMPANY'S BUSINESS, (9) THE ABILITY TO RETAIN KEY MANAGEMENT PERSONNEL, (10) COMPLIANCE WITH RECENTLY ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS AFFECTING PUBLIC COMPANIES COULD BE BURDENSOME AND EXPENSIVE, (11) THE ABILITY

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TO SUCCESSFULLY IDENTIFY, MANAGE AND INTEGRATE POSSIBLE FUTURE ACQUISITIONS,
(12) DEPENDENCE ON SUPPLIERS AND THE COSTS OF PAPER AND OTHER RAW MATERIALS AND THE ABILITY TO PASS PAPER PRICE INCREASES ONTO CUSTOMERS, (13) THE ABILITY TO MEET CUSTOMER DEMAND FOR ADDITIONAL VALUE-ADDED PRODUCTS AND SERVICES, (14) CHANGES IN INTEREST RATES AND CURRENCY EXCHANGE RATES OF THE CANADIAN DOLLAR,
(15) THE ABILITY TO MANAGE OPERATING EXPENSES, (16) THE RISK THAT A DECLINE IN BUSINESS VOLUME OR PROFITABILITY COULD RESULT IN A FURTHER IMPAIRMENT OF GOODWILL, AND (17) THE ABILITY TO TIMELY OR ADEQUATELY RESPOND TO TECHNOLOGICAL CHANGES IN THE COMPANY'S INDUSTRY.

DISCUSSION OF ADDITIONAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S PROJECTIONS, FORECASTS, ESTIMATES AND EXPECTATIONS IS SET FORTH UNDER MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION IN THE CENVEO, INC. ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AND IN THE COMPANY'S OTHER SEC FILINGS. A COPY OF THE ANNUAL REPORT IS AVAILABLE ON THE COMPANY'S WEB SITE AT HTTP://WWW.CENVEO.COM.